Exhibit (c)(ii)


                        CENTURY PROPERTIES FUND XIII

                                 NOTE 2 TO

                           FINANCIAL STATEMENTS

                        FORM 10-Q - MARCH 31, 1995


2.  Transactions with Related Parties

  An affiliate of NPI, Inc. received reimbursement of administrative expenses amounting to $43,000 and $39,000 during the periods ended March 31, 1995 and 1994, respectively. These reimbursements are included in general and administrative expenses.